Exhibit 1.01

Holley Inc.
Conflict Minerals Report
For The Year Ended December 31, 2025

Section 1: Introduction and Company Overview

This Conflict Minerals Report (“CMR”) pertains to Holley Inc., (herein referred to as “Holley,” “we,” or “our”) filed in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for calendar year 2025. Unless explicitly defined herein, terms used in this CMR adhere to definitions provided in Rule 13p-1 and Form SD. References to internet websites herein are provided solely as mandated by Rule 13p-1, and information accessible through these websites is not incorporated by reference into this Form SD. Statements presented in this CMR are grounded in our due diligence activities performed in good faith. Factors that may affect the accuracy of these statements include, but are not limited to, incomplete supplier data, unavailability of smelter and refiner data, and potential errors or omissions by suppliers or smelters.

As a company who contracts to manufacture products containing tin, tantalum, tungsten and gold (“3TG”) that are necessary to the functionality and/or production of such products (the “3TG Products”), we maintain relationships with a global network of suppliers. Our 3TG Products are listed on Schedule A attached hereto. We depend on these suppliers to furnish information regarding the origin of the 3TG utilized in the 3TG Products. As a downstream purchaser, Holley, in most instances, is many steps removed from the smelters and refiners in our supply chain. Holley does not directly purchase 3TG from the Democratic Republic of the Congo or any adjoining countries (collectively the “Covered Countries”). Given Holley’s scale, the intricate nature of our products, and the extensive and dynamic nature of our supply chain, identifying suppliers upstream from our direct suppliers poses significant challenges.

Section 2: Reasonable Country of Origin Inquiry

Holley’s method for determining the country of origin of 3TG contained in our 3TG Products is to conduct a supply-chain survey with direct suppliers using the template developed by the Responsible Minerals Initiative (“RMI”) known as the Conflict Minerals Reporting Template (the “CMRT”). The CMRT includes questions regarding a direct supplier’s conflict-free policy, its due diligence process and information about its supply chain, including the names and locations of smelters and refiners as well as the country of origin of 3TG used by those facilities.

We surveyed our suppliers known or suspected to provide components and materials for our 3TG Products (“Impacted Suppliers”), which resulted in 185 inquiries. Some Impacted Suppliers received multiple inquiries, to increase the probability all Impacted Suppliers received our inquiry. While we requested that all Impacted Suppliers respond to the survey, we have an internal escalation process for following up with unresponsive Impacted Suppliers to increase the response rate. For 2025, we received 75 total responses. Based on these results, we have reason to believe that some of the 3TG in our supply chain may have originated from the Covered Countries and also have reason to believe that such 3TG may not be from recycled or scrap sources.

Section 3: Design of Due Diligence Framework

In accordance with Rule 13p-1, we undertook due diligence efforts on the source and chain of custody of 3TG in our supply chain. Rule 13p-1 requires that a registrant’s due diligence follow a nationally or internationally recognized due diligence framework. Holley relied upon the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related Supplements for each of the conflict minerals (the “OECD Guidance”). The OECD Guidance is described in the five-steps noted in Section 4 below. Holley is designing its due diligence measures to be in conformity, in all material respects, with the OECD Guidance.

Section 4: Due Diligence Measures Performed

This Section 4 describes measures performed by us to exercise due diligence on the source and chain of custody of 3TG contained in our 3TG Products.

Exhibit 1.01

Step 1 – Establish Strong Company Management Systems

Systems of Controls and Transparency

We depend on our Impacted Suppliers to furnish information regarding the origin of the 3TG utilized in the 3TG Products. We distributed the CMRT to our suppliers, which is a standardized reporting template that facilitates the transfer of information through the supply chain regarding the country of origin of 3TG and smelters and refiners being utilized. As we continue to build out this program, we aim to refine our ability to send out and obtain information from our suppliers more efficiently.

Internal Management Systems

Holley established a management team to oversee our conflict minerals compliance program, which includes our Vice President of Internal Audit and our General Counsel. The team will report to Holley’s board of directors at least once annually with any program updates, as well as Holley’s disclosure committee before filing the Form SD.

Supplier Engagement

As part of the CMRT sent to Impacted Suppliers, we ask them to provide information on whether they established a responsible conflict minerals sourcing policy. Additionally, we ask if they require direct suppliers to source 3TG from smelters whose due diligence practices have been validated by an independent third-party audit. Lastly, we ask our Impacted Suppliers whether they have implemented due diligence measures for responsible sourcing. By asking these questions, we aim to have our Impacted Suppliers remain engaged in collaborating with Holley to attempt to responsibly source 3TG.

Company Level Grievance Mechanism

For any issues or concerns relating to environmental issues or human rights violations pertaining to our suppliers, Holley takes these maters very seriously and offers that any complaint be sent directly to Holley Code of Ethics Hotline at 833-202-5096 or by visiting https://www.lighthouse-services.com/holley.

Step 2 – Identify and Assess Risks in the Supply Chain
To identify the country of origin of 3TG contained in our 3TG Products, we conducted a supply-chain survey with Impacted Suppliers using the CMRT.

We reviewed Impacted Supplier responses to determine whether further engagement is necessary. Holley confirms for each submitted CMRT:

●All required sections are filled out. If they are not filled out, we ask the Impacted Supplier to revise their CMRT and resubmit.
●If a smelter in the supply chain sources 3TG from the Covered Countries, the below paragraph is required.
●If a smelter in the supply chain sources 3TG from conflict-affected and high-risk areas (“CAHRA”), the below paragraph is required.

As part of our efforts to track and investigate facilities in our supply chain that may be sourcing 3TG from the Covered Countries or in CAHRA, we require those Impacted Suppliers to then provide CMRTs on their suppliers who source 3TG from the Covered Countries or in CAHRA. We believe this will allow Holley to further understand and assess the level of risk of our Impacted Suppliers. We also ask Impacted Suppliers to confirm whether their smelters are RMAP conformant. Responsible Minerals Assurance Process (“RMAP”) identifies smelters and refiners that process materials from conflict-free sources.

Step 3 – Design and Implement a Strategy to Respond to Identified Risks

For any issues or concerns relating to environmental issues or human rights violations pertaining to our suppliers, Holley takes these matters very seriously and offers that any complaint be sent directly to Holley Code of Ethics Hotline at 833-202-5096 or by visiting https://www.lighthouse-services.com/holley.

Step 4 – Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

Holley does not perform direct audits of the 3TG smelters and refiners within our supply network.

Step 5 – Report Annually on Supply Chain Due Diligence

We are filing this CMR with the Securities and Exchange Commission and also making the CMR publicly available on our Holley Investor Website.

Section 5: Due Diligence Results

We depend on our Impacted Suppliers to furnish information regarding the origin of the 3TG utilized in the 3TG Products. Impacted Suppliers are similarly reliant upon information provided by their suppliers. Based on the information provided by Impacted Suppliers in the CMRT survey and the due diligence measures described above, we have reason to believe that 3TG were sourced from a total of 40 suppliers, for use in parts and components supplied to Holley, from the smelters listed on Schedule B attached hereto. Furthermore, based on the information obtained as a result of the due diligence measures described above, we reasonably determined that the minerals processed by these smelters may be from the countries of origin listed on Schedule C attached hereto.

Section 6: Efforts to Determine the Mine or Location of Origin

Holley’s efforts to determine the mines or locations of origin of the 3TG in our supply chain include continued implementation of the due diligence measures described above, including conducting surveys of our Impacted Suppliers utilizing the CMRT.

Section 7: Steps to be Taken to Mitigate Risk

Holley intends to take the following steps to improve our due diligence process, including:
●Engage with our suppliers more regularly and earlier in the year in an attempt to increase overall supplier response rates and improve the content of supplier responses;
●Encourage suppliers that manufacture components or materials containing 3TG to source them from validated smelters when sufficient options exist for procuring conflict-free materials; and
●For those Impacted Suppliers who are unsure whether they source 3TG from the Covered Countries or in CAHRA, we aim to work with/encourage them to improve their reporting capabilities so as to increase transparency.

Forward-Looking Statements

Certain statements in this report relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “aim,” “plan,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. Examples of forward-looking statements include statements relating to the results of our due diligence and our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws.

Schedule A to Conflict Minerals Report

Description of Holley Products

Ignition Coils Ignition Coil Blaster Piston Brakes Connectors
Pins Clamps Wiring Cables Harnesses Terminals Insulation Headers Brackets
Instrument Panels Switches Keyboards
Lock Stopper Lock Retainers

Schedule B to Conflict Minerals Report

Metal	Smelter Name
Tungsten	A.L.M.T. Corp.
Gold	Advanced Chemical Company
Gold	Aida Chemical Industries Co., Ltd.
Gold	Agosi AG
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Corrego do Sitio Mineracao
Gold	Argor-Heraeus S.A.
Gold	Asahi Pretec Corp.
Gold	Asaka Riken Co., Ltd.
Tungsten	Kennametal Huntsville
Gold	Aurubis AG
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden Ronnskar
Gold	C. Hafner GmbH + Co. KG
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Metaux S.A.
Gold	Yunnan Copper Industry Co., Ltd.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Gold	Chimet S.p.A.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Gold	Chugai Mining
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.
Tin	Alpha Assembly Solutions Inc
Tin	PT Aries Kencana Sejahtera
Tin	PT Premium Tin Indonesia
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	DSC (Do Sung Corporation)
Tin	Dongguan Best Alloys Co., Ltd.
Gold	Dowa
Tin	Dowa
Gold	Eco-System Recycling Co., Ltd. East Plant
Tin	EM Vinto

Tin	Estanho de Rondonia S.A.
Tantalum	F&X Electro-Materials Ltd.
Tin	Fenix Metals
Gold	JSC Novosibirsk Refinery
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tungsten	Global Tungsten & Powders LLC
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	LT Metal Ltd.
Gold	Heimerle + Meule GmbH
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Heraeus Germany GmbH Co. KG
Gold	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Jintai New Material Co., Ltd.
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Gold	HwaSeong CJ CO., LTD.
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Japan Mint
Tungsten	Japan New Metals Co., Ltd.
Gold	Jiangxi Copper Co., Ltd.
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asahi Refining Canada Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Tin	Gejiu Kai Meng Industry and Trade LLC
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc
Tungsten	Kennametal Fallon
Gold	Kennecott Utah Copper LLC
Gold	Kojima Chemicals Co., Ltd.
Gold	Kyrgyzaltyn JSC
Gold	Lingbao Gold Co., Ltd.
Tin	China Tin Group Co., Ltd.
Tantalum	AMG Brasil

Gold	LS MnM Inc.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Tin	Metallic Resources, Inc.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tin	Mineracao Taboca S.A.
Tantalum	Mineracao Taboca S.A.
Tin	Minsur
Gold	Mitsubishi Materials Corporation
Tin	Mitsubishi Materials Corporation
Tantalum	Mitsui Mining and Smelting Co., Ltd.
Gold	Mitsui Mining and Smelting Co., Ltd.
Tantalum	NPM Silmet AS
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.
Tin	Jiangxi New Nanshan Technology Ltd.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co., Ltd.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tin	Novosibirsk Tin Combine
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Tin	Operaciones Metalurgicas S.A.
Gold	MKS PAMP SA
Gold	Penglai Penggang Gold Industry Co., Ltd.

Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Tin	PT Mitra Stania Prima
Tin	PT Prima Timah Utama
Tin	PT Timah Tbk Kundur
Tin	PT Timah Tbk Mentok
Gold	PX Precinox S.A.
Gold	Rand Refinery (Pty) Ltd.
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.
Gold	Royal Canadian Mint
Tin	Rui Da Hung
Gold	Sabin Metal Corp.
Gold	Samduck Precious Metals
Gold	Samwon Metals Corp.
Gold	SEMPSA Joyeria Plateria S.A.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Tantalum	Solikamsk Magnesium Works OAO
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	Super Dragon Technology Co., Ltd.
Tantalum	Taki Chemical Co., Ltd.
Gold	Tanaka Kikinzoku Kogyo K.K.
Tantalum	Telex Metals
Tin	Thaisarco
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Shandong Gold Smelting Co., Ltd.
Gold	Tokuriki Honten Co., Ltd.
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	Torecom
Tantalum	Ulba Metallurgical Plant JSC
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi S.A.
Tin	VQB Mineral and Trading Group JSC

Gold	Western Australian Mint (T/a The Perth Mint)
Tin	White Solder Metalurgia e Mineracao Ltda.
Tungsten	Wolfram Bergbau und Hutten AG
Tungsten	Xiamen Tungsten Co., Ltd.
Gold	Yamakin Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	Morris and Watson
Gold	SAFINA A.S.
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Gold	Umicore Precious Metals Thailand
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tin	Magnu's Minerais Metais e Ligas Ltda.
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tin	Melt Metais e Ligas S.A.
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tin	PT ATD Makmur Mandiri Jaya
Tantalum	D Block Metals, LLC
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	KGHM Polska Miedz Spolka Akcyjna

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch
Gold	Fidelity Printers and Refiners Ltd.
Gold	Singway Technology Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Gold	Shandong Humon Smelting Co., Ltd.
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.
Tantalum	KEMET de Mexico
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	TANIOBIS Smelting GmbH & Co. KG
Tungsten	Masan High-Tech Materials
Tantalum	TANIOBIS Co., Ltd.
Tantalum	TANIOBIS GmbH
Tantalum	Materion Newton Inc.
Tantalum	TANIOBIS Japan Co., Ltd.
Tantalum	TANIOBIS Smelting GmbH & Co. KG
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tantalum	Global Advanced Metals Boyertown
Tantalum	Global Advanced Metals Aizu
Gold	Al Etihad Gold Refinery DMCC
Gold	Emirates Gold DMCC
Gold	International Precious Metal Refiners
Tin	CV Ayi Jaya
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Gold	T.C.A S.p.A
Gold	REMONDIS PMR B.V.
Gold	Fujairah Gold FZC
Gold	Shirpur Gold Refinery Ltd.
Tungsten	Niagara Refining LLC
Tin	PT Rajehan Ariq
Gold	Korea Zinc Co., Ltd.
Gold	Marsam Metals
Gold	TOO Tau-Ken-Altyn
Tungsten	China Molybdenum Tungsten Co., Ltd.
Tungsten	Hydrometallurg, JSC
Tungsten	Uzbek Refractory and Heat-Resistant Metals

Tin	PT Cipta Persada Mulia
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Resind Industria e Comercio Ltda.
Tantalum	Resind Industria e Comercio Ltda.
Gold	Abington Reldan Metals, LLC
Tungsten	Unecha Refractory metals plant
Gold	Shenzhen CuiLu Gold Co., Ltd.
Tin	Super Ligas
Gold	Albino Mountinho Lda.
Gold	SAAMP
Gold	L'Orfebre S.A.
Gold	8853 S.p.A.
Gold	Italpreziosi
Tin	Aurubis Beerse
Tin	Aurubis Berango
Tin	PT Bangka Prima Tin
Gold	WIELAND Edelmetalle GmbH
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Tantalum	Jiangxi Tuohong New Raw Material
Tungsten	Moliren Ltd.
Gold	AU Traders and Refiners
Gold	GGC Gujrat Gold Centre Pvt. Ltd.
Gold	Modeltech Sdn Bhd
Tin	Modeltech Sdn Bhd
Gold	Bangalore Refinery
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	Pease & Curren
Gold	JALAN & Company
Gold	SungEel HiMetal Co., Ltd.
Gold	Planta Recuperadora de Metales SpA
Gold	ABC Refinery Pty Ltd.
Gold	Safimet S.p.A
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	African Gold Refinery
Gold	Gold Coast Refinery
Gold	NH Recytech Company
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.
Gold	QG Refining, LLC
Tin	Tin Technology & Refining

Gold	Dijllah Gold Refinery FZC
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.
Tin	Ma'anshan Weitai Tin Co., Ltd.
Tin	PT Masbro Alam Stania
Gold	CGR Metalloys Pvt Ltd.
Gold	Sovereign Metals
Tin	Luna Smelter, Ltd.
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.
Tungsten	Lianyou Metals Co., Ltd.
Tungsten	JSC "Kirovgrad Hard Alloys Plant"
Tin	Precious Minerals and Smelting Limited
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.
Tungsten	NPP Tyazhmetprom LLC
Tungsten	Hubei Green Tungsten Co., Ltd.
Gold	Eco-System Recycling Co., Ltd. North Plant
Gold	Eco-System Recycling Co., Ltd. West Plant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.
Tin	PT Mitra Sukses Globalindo
Gold	Augmont Enterprises Private Limited
Gold	Kundan Care Products Ltd.
Tungsten	Cronimet Brasil Ltda
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda
Gold	Emerald Jewel Industry India Limited (Unit 1)
Gold	Emerald Jewel Industry India Limited (Unit 2)
Gold	Emerald Jewel Industry India Limited (Unit 3)
Gold	Emerald Jewel Industry India Limited (Unit 4)
Gold	K.A. Rasmussen
Gold	Alexy Metals
Tin	Conecsus LLC
Tin	CRM Synergies
Gold	MD Overseas
Gold	Metallix Refining Inc.
Gold	Metal Concentrators SA (Pty) Ltd.
Tin	Fabrica Auricchio Industria e Comercio Ltda.

Tungsten	Fujian Xinlu Tungsten Co., Ltd.
Tungsten	OOO “Technolom” 2
Tungsten	OOO “Technolom” 1
Gold	WEEEREFINING
Gold	Gold by Gold Colombia
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.
Gold	Dongwu Gold Group
Gold	Sam Precious Metals
Gold	NOBLE METAL SERVICES
Tin	PT Putera Sarana Shakti (PT PSS)
Tantalum	5D Production OU
Tungsten	Tungsten Vietnam Joint Stock Company
Gold	Coimpa Industrial LTDA
Tungsten	Nam Viet Cromit Joint Stock Company
Tantalum	PowerX Ltd.
Tin	Mining Minerals Resources SARL
Tungsten	Lianyou Resources Co., Ltd.
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.
Tin	Malaysia Smelting Corporation Berhad (Port Klang)
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.
Tungsten	Philippine Carreytech Metal Corp.
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION
Gold	GG Refinery Ltd.
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED
Tin	RIKAYAA GREENTECH PRIVATE LIMITED
Gold	Attero Recycling Pvt Ltd
Gold	SOLEIL METALS (Chala One Plant)
Gold	SOLEIL METALS (YAKARI Plant)
Gold	Impala Platinum - Platinum Metals Refinery (PMR)
Tin	Woodcross Smelting Company Limited
Tin	Global Advanced Metals Greenbushes Pty Ltd.
Gold	Elite Industech Co., Ltd.

Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd
Tungsten	Philippine Bonway Manufacturing Industrial Corporation
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd
Gold	Gasabo Gold Refinery Ltd
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.
Gold	Minera Titán del Perú SRL (MTP) - Belen Plant
Tungsten	S.P.T. spol.s r.o.
Tin	P Kay Metal, Inc
Tungsten	Tungamoy Metals Inc.
Tin	PT Artha Cipta Langgeng
Tin	PT Mitra Graha Raya

Schedule C to Conflict Minerals Report

Countries of Origin

Gold: United States, Japan, Germany, Uzbekistan, Brazil, Switzerland, Philippines, Sweden, Mexico, Canada, China, Italy, Republic of Korea, Russian Federation, Turkey, Kazakhstan, Kyrgyzstan, Singapore, Indonesia, South Africa, Spain, Taiwan, Province of China, Belgium, Australia, New Zealand, Czechia, Thailand, India, Poland, Zimbabwe, United Arab Emirates, Netherlands, Portugal, France, Andorra, Austria, Malaysia, Chile, Lithuania, Uganda, Ghana, Norway, Colombia, Tanzania, Peru, Rwanda
Tantalum: China, Brazil, India, Japan, Estonia, Russian Federation, United States, Kazakhstan, Mexico, Thailand, Germany, Rwanda

Tin: China, United States, Indonesia, Japan, Bolivia (Plurinational State of), Brazil, Poland, Peru, Russian Federation, Thailand, Taiwan, Province of China, Vietnam, Philippines, Belgium, Spain, Malaysia, Rwanda, India, Congo, Democratic Republic of the, Uganda, Australia

Tungsten: Japan, United States, China, Austria, Vietnam, Germany, Russian Federation, Uzbekistan, Taiwan, Province of China, Brazil, Philippines, Czechia, Republic of Korea